Consent of Independent Certified Public Accountants

   We have issued our report dated September 17, 2004 accompanying the financial statements of Insured Municipals Income Trust, 164th Insured Multi-Series as of July 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                              Grant Thornton LLP


Chicago, Illinois
November 23, 2004